Exhibit 99.1

Atheros Announces Third Quarter 2010 Results

Revenue up 4 Percent Quarter-Over-Quarter to $247.1 Million

SAN JOSE, CA—(Marketwire - October 25, 2010) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its third quarter ended September 30, 2010.

Revenue in the third quarter of 2010 was a record $247.1 million, up 4 percent compared to $238.2 million reported in the second quarter of 2010. Third quarter 2010 revenue increased 58 percent compared to $156.6 million reported in the third quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded net income in the third quarter of 2010 of $28.1 million or $0.39 per diluted share. This compares to GAAP net income of $29.7 million or $0.41 per diluted share in the second quarter of 2010. Net income in the third quarter of 2009 was $38.6 million or $0.60 per diluted share. Cash, cash equivalents and marketable securities were $475.0 million at September 30, 2010, down $33.4 million from the balance at June 30, 2010.

Atheros reports gross margin, operating expenses, operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the realized gain on sale or the impairment of long-term investments and the tax impact of these excluded items, as well as a benefit from the favorable settlement of a foreign tax liability. A reconciliation of preliminary GAAP net income to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income, is presented in the financial statements portion of this release.

Non-GAAP gross margin in the third quarter of 2010 was 49.7 percent of revenue, compared to 49.8 percent reported in the second quarter of 2010 and 48.4 percent in the third quarter of 2009. Non-GAAP operating income in the third quarter of 2010 was 22.1 percent of revenue, compared to 22.6 percent in the second quarter of 2010 and 19.4 percent in the third quarter of 2009.

Non-GAAP net income in the third quarter of 2010 was $48.8 million or $0.67 per diluted share, compared to $49.2 million or $0.67 per diluted share in the second quarter of 2010 and $29.3 million or $0.46 per diluted share in the third quarter of 2009.

“While we continue to see weakness in certain channels, increasing demand for Atheros’ ROCm® low-power mobile connectivity solutions in a growing number of consumer electronics products fueled our record revenue in the third quarter,” said Craig Barratt, president and chief executive officer of Atheros Communications. “Additionally, with our recently completed acquisition of Opulan, we further strengthened our networking product line, enabling us to address an even larger portion of the rapidly expanding global networking market.”

Conference Call

Atheros will broadcast its third quarter financial results conference call today, Monday, October 25, 2010, at 2 p.m. Pacific time (5 p.m. Eastern time). To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros.

Prior to this conference call, Atheros will post supplemental financial data on its web site at http://investors.atheros.com. Atheros is making this information available prior to the conference call in order to provide the investment community with additional time to analyze Atheros’ results and prepare for the call with management.

Atheros’ financial results conference call will also be available via a webcast at http://investors.atheros.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and available approximately one hour after the live call concludes at http://investors.atheros.com for six months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including networking equipment, computing and consumer device manufacturers. For more information, please visit www.atheros.com or send an email to info@atheros.com.

Atheros, the Atheros logo, Opulan and ROCm, are trademarks of Atheros Communications, Inc. All other trademarks mentioned in this document are the sole property of their respective owners.

NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release, including our statements regarding the weakness of certain channels, our market opportunities and the expected growth of the global networking market, the anticipated benefits from our acquisition of Opulan Technologies Corp., our future prospects, and the benefits of using non-GAAP financial measures are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, the risk that we will not realize the benefits we expect from the Opulan Technologies acquisition, and the risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Net revenue	$247,086	$238,219	$156,641
Cost of goods sold	124,600	119,792	81,047

Gross profit	122,486	118,427	75,594
Operating expenses:
Research and development	49,587	46,459	32,619
Sales and marketing	22,864	22,055	14,872
General and administrative	10,842	10,686	8,178
Amortization of acquired intangible assets	8,851	8,266	2,580
Acquisition-related charges	797	317	977

Total operating expenses	92,941	87,783	59,226
Income from operations	29,545	30,644	16,368
Interest income, net	1,010	1,140	1,351
Realized gain (impairment) of long-term investments, net	—	62	(874)
Income tax benefit (provision)	(2,439)	(2,111)	21,731

Net income	$28,116	$29,735	$38,576

Basic earnings per share	$0.40	$0.42	$0.62

Diluted earnings per share	$0.39	$0.41	$0.60

Shares used in computing basic earnings per share	71,158	70,403	62,111

Shares used in computing diluted earnings per share	72,737	72,950	64,215

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2010	2009
Net revenue	$700,010	$356,790
Cost of goods sold	355,707	186,072

Gross profit	344,303	170,718
Operating expenses:
Research and development	139,016	92,144
Sales and marketing	65,572	42,593
General and administrative	31,036	20,980
Amortization of acquired intangible assets	26,232	8,350
Acquisition-related charges	1,580	977

Total operating expenses	263,436	165,044

Income from operations	80,867	5,674
Interest income, net	3,295	4,585
Realized gain (impairment) of long-term investments, net	258	(2,011)
Income tax benefit (provision)	(6,830)	22,526

Net income	$77,590	$30,774

Basic earnings per share	$1.11	$0.50

Diluted earnings per share	$1.07	$0.49

Shares used in computing basic earnings per share	70,117	61,485

Shares used in computing diluted earnings per share	72,500	63,162

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$475,012	$402,235
Accounts receivable, net	109,640	58,012
Inventory	95,477	70,396
Deferred income taxes and other current assets	27,289	26,985

Total current assets	707,418	557,628
Property and equipment, net	22,132	14,955
Long-term investments	13,935	15,523
Goodwill and net acquired intangible assets	385,981	324,229
Deferred income taxes and other assets	7,147	3,014

	$1,136,613	$915,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$185,436	$141,068
Deferred income taxes and other long-term liabilities	57,275	42,421
Stockholders’ equity	893,902	731,860

	$1,136,613	$915,349

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
GAAP net income	$28,116	$29,735	$38,576
Stock-based compensation:
Cost of goods sold	308	315	178
Research and development	7,279	7,286	5,040
Sales and marketing	4,701	4,618	3,206
General and administrative	2,668	2,507	1,981

Total stock-based compensation	14,956	14,726	10,405

Acquisition-related charges:
Amortization of acquired intangible assets	8,851	8,266	2,580
Amortization of acquisition-related step-up value of inventory	65	—	—
Other acquisition-related charges	1,087	317	977

Realized impairment (gain) of long-term investments, net	—	(62)	874

Tax related items:
Tax benefit from favorable settlement of foreign tax liability	—	—	(21,706)
Net tax effect of non-GAAP adjustments	(4,259)	(3,809)	(2,401)

Non-GAAP net income	$48,816	$49,173	$29,305

Shares used in computing non-GAAP basic earnings per share	71,158	70,403	62,111

Shares used in computing non-GAAP diluted earnings per share	72,737	72,950	64,215

Non-GAAP basic earnings per share	$0.69	$0.70	$0.47

Non-GAAP diluted earnings per share	$0.67	$0.67	$0.46

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2010	2009
GAAP net income	$77,590	$30,774
Stock-based compensation:
Cost of goods sold	839	537
Research and development	21,164	14,804
Sales and marketing	13,386	9,440
General and administrative	7,323	5,515

Total stock-based compensation	42,712	30,296

Acquisition-related charges:
Amortization of acquired intangible assets	26,232	8,350
Amortization of acquisition-related step-up value of inventory	2,699	—
Other acquisition-related charges	1,870	977

Realized impairment (gain) of long-term investments, net	(258)	2,011

Tax related items:
Tax benefit from favorable settlement of foreign tax liability	—	(21,706)
Net tax effect of non-GAAP adjustments	(12,135)	(5,175)

Non-GAAP net income	$138,710	$45,527

Shares used in computing non-GAAP basic earnings per share	70,117	61,485

Shares used in computing non-GAAP diluted earnings per share	72,500	63,162

Non-GAAP basic earnings per share	$1.98	$0.74

Non-GAAP diluted earnings per share	$1.91	$0.72

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income and earnings per share. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments net of subsequent realized gains, a tax benefit resulting from the favorable settlement of a foreign tax liability and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog, trade names and transaction costs including severance and other retention expenses related to our acquisitions, including the recent acquisitions of Intellon Corporation and Opulan Technologies Corporation. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Realized gains/impairments of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction-rate securities rated AA and AAA at the date of purchase net of gains realized as the result of sales of these securities. The liquidity and fair value of these securities has been impacted by the failure of these markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, the tax benefit from the favorable settlement of a foreign tax liability in the third quarter of 2009 has been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
GAAP gross profit	$122,486	$118,427	$75,594
Stock-based compensation	308	315	178
Amortization of acquisition-related step-up value of inventory	65	—	—

Non-GAAP gross profit	$122,859	$118,742	$75,772

GAAP gross profit as a % of revenue	49.6%	49.7%	48.3%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of acquisition-related step-up value of inventory	—%	—%	—%

Non-GAAP gross profit as a % of revenue	49.7%	49.8%	48.4%

GAAP operating expenses	$92,941	$87,783	$59,226
Stock-based compensation	(14,648)	(14,411)	(10,227)
Amortization of acquired intangible assets	(8,851)	(8,266)	(2,580)
Acquisition-related charges	(1,087)	(317)	(977)

Non-GAAP operating expenses	$68,355	$64,789	$45,442

GAAP income from operations	$29,545	$30,644	$16,368
Stock-based compensation	14,956	14,726	10,405
Amortization of acquired intangible assets	8,851	8,266	2,580
Acquisition-related charges	1,087	317	977
Amortization of acquisition-related step-up value of inventory	65	—	—

Non-GAAP income from operations	$54,504	$53,953	$30,330

GAAP income from operations as a % of revenue	12.0%	12.9%	10.4%
Stock-based compensation	6.1%	6.2%	6.7%
Amortization of acquired intangible assets	3.6%	3.4%	1.7%
Acquisition-related charges	0.4%	0.1%	0.6%
Amortization of acquisition-related step-up value of inventory	—%	—%	—%

Non-GAAP income from operations as a % of revenue	22.1%	22.6%	19.4%

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Nine Months Ended September 30,
	2010	2009
GAAP gross profit	$344,303	$170,718
Amortization of acquisition-related step-up value of inventory	2,699	—
Stock-based compensation	839	537

Non-GAAP gross profit	$347,841	$171,255

GAAP gross profit as a % of revenue	49.2%	47.8%
Amortization of acquisition-related step-up value of inventory	0.4%	—%
Stock-based compensation	0.1%	0.2%

Non-GAAP gross profit as a % of revenue	49.7%	48.0%

GAAP operating expenses	$263,436	$165,044
Stock-based compensation	(41,873)	(29,759)
Amortization of acquired intangible assets	(26,232)	(8,350)
Acquisition-related charges	(1,870)	(977)

Non-GAAP operating expenses	$193,461	$125,958

GAAP income from operations	$80,867	$5,674
Stock-based compensation	42,712	30,296
Amortization of acquired intangible assets	26,232	8,350
Amortization of acquisition-related step-up value of inventory	2,699	—
Acquisition-related charges	1,870	977

Non-GAAP income from operations	$154,380	$45,297

GAAP income from operations as a % of revenue	11.6%	1.6%
Stock-based compensation	6.1%	8.5%
Amortization of acquired intangible assets	3.7%	2.3%
Amortization of acquisition-related step-up value of inventory	0.4%	—%
Acquisition-related charges	0.3%	0.3%

Non-GAAP income from operations as a % of revenue	22.1%	12.7%

Editorial Contacts:

Molly Mulloy

Atheros Communications

408-830-5850

molly.mulloy@atheros.com

Investor Contact:

David H. Allen

Atheros Communications

408-830-5762

david.allen@atheros.com